Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A Amendment # 6 of our report dated January 17, 2013 relating to the October 31, 2012 financial statements of Lodging Media, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ Liggett, Vogt & Webb, P.A.

LIGGETT, VOGT &WEBB P.A.
Certified Public Accountants

Boynton Beach, Florida
September 24, 2013